Exhibit 5.1

MASLON LLP

December 21, 2018

Precision Therapeutics Inc.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Re:	Amendment No. 1 to Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Precision Therapeutics Inc., a Delaware corporation (“Precision”), in connection with: (a) the issuance in the Merger (as defined herein) of (1) 4,000,000 shares of Precision’s Common Stock, par value $0.01 (“Common Stock”) to be issued in connection with the Merger (the “Merger Common Shares”) and (2) 3,500,000 shares of Precision’s Series D Convertible Preferred Stock, par value $0.01 (“Series D Convertible Preferred Stock”), to Helomics’ (as defined herein) common stockholders (the “Merger Preferred Shares”); (b) the issuance of up to 3,500,000 shares of Precision Common Stock (the “Conversion Shares”) issuable upon conversion of the shares of Series D Convertible Preferred Stock; (c) the issuance in the Exchange Offer (as defined herein) of (1) up to 8,778,333 shares of Precision Common Stock (the “Exchange Shares”) to be issued in exchange for the outstanding principal and interest balance of promissory notes of Helomics at an exchange price of $1.00 per share and (2) up to 14,842,130 Precision warrants (“Precision Warrants”) to be issued in exchange for outstanding warrants to purchase common stock of Helomics; and (d) up to 14,842,130 shares of Precision Common Stock (the “Warrant Shares”) to be issued upon the exercise of the Precision Warrants (collectively, the Merger Common Shares, the Merger Preferred Shares, the Conversion Shares, the Exchange Shares, the Precision Warrants and the Warrant Shares are referred to as the “Securities”).

The Securities are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2018 (Registration No. 333-228031) (as amended, the “Registration Statement”), in connection with (a) that certain Amended and Restated Agreement and Plan of Merger, dated as of October 26, 2018 (“Merger Agreement”), by and among Precision, Helomics Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Precision (“Merger Sub”), Helomics Holding Corporation, a Delaware corporation (“Helomics”), and Gerald J. Vardzel, Jr., as a representative to the stockholders of Helomics, which Merger Agreement is included as Annex A to the Registration Statement, and (b) the offer by Precision of certain Precision securities to holders of certain Helomics promissory notes and warrants to purchase Helomics common stock (the “Exchange Offer”), as such offer is further described in the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act; no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Securities.

In rendering the opinions expressed below, we have examined (a) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”); (b) the bylaws of the Company; (c) the Registration Statement; (d) the Prospectus; (e) resolutions of the board of directors of the Company; (f) the Merger Agreement; (g) the form of Certificate of Designation of Series D Convertible Preferred Stock of Precision (the “Certificate of Designation”)to be filed with the Delaware Secretary of State as set forth in the Merger Agreement; and (h) such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion. In addition, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.  As to any facts material to the opinions expressed herein, which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Merger Common Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable holders of the Helomics common stock in the circumstances contemplated by the Merger Agreement, the Merger Common Shares will have been duly authorized by all necessary corporate action of the Company, and the Merger Common Shares will be validly issued, fully paid and nonassessable.

2.	When the Merger Preferred Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable holders of the Helomics common stock in the circumstances contemplated by the Merger Agreement, the Merger Preferred Shares will have been duly authorized by all necessary corporate action of the Company, and the Merger Preferred Shares will be validly issued, fully paid and nonassessable.

3.	The Conversion Shares initially issuable upon conversion of the shares of Series D Convertible Preferred Stock have been duly authorized and if, as and when such Conversion Shares are issued and delivered by the Company upon conversion of such shares of Series D Convertible Preferred Stock in accordance with the terms of the Certificate of Designation, such Conversion Shares will be validly issued, fully paid and non-assessable.

4.	When the Exchange Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable holders of the Helomics notes accepting the Exchange Offer as set forth in the Prospectus, the Exchange Shares will have been duly authorized by all necessary corporate action of the Company, and the Exchange Shares will be validly issued, fully paid and nonassessable.

5.	When the Precision Warrants have been duly executed and issued by the Company to the holders of Helomics warrants accepting the Exchange Offer as set forth in the Prospectus, the Precision Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.	The Warrant Shares have been duly authorized and if, as and when such Warrant Shares are issued and delivered by the Company upon exercise of the Precision Warrants in accordance with the terms thereof and the Certificate of Incorporation, including, without limitation, the payment in full of applicable consideration, such Warrant Shares will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Maslon LLP
MASLON LLP